EXHIBIT 99.1

Magna Entertainment Corp. 337 Magna Drive Aurora, Ontario Canada L4G 7K1 Tel (905) 726-2462 Fax (905) 726-2585

PRESS RELEASE
MAGNA ENTERTAINMENT CORP.
ANNOUNCES REALIGNMENT OF SENIOR MANAGEMENT TEAM

March 8, 2005, Aurora, Ontario, Canada — Magna Entertainment Corp. (NASDAQ: MECA; TSX: MEC.SV.A) ("MEC" or the "Company") today announced that it has appointed W. Thomas Hodgson to its Board of Directors, and as Chief Executive Officer of the Company. Mr. Hodgson succeeds Jim McAlpine, who was appointed Vice-Chairman, Corporate Development of MEC earlier today. Mr. McAlpine will also continue to serve as a member the MEC Executive Management Committee along with Dennis Mills, Don Amos, Joe DeFrancis, and Ron Charles.

Mr. Hodgson initially joined the Board of Directors of MI Developments Inc. ("MID"), MEC's parent company, in September, 2004, and for the past several months has been working as a consultant to MID with respect to MEC. In addition, Mr. Hodgson was recently appointed Chairman of the MEC Executive Management Committee, in which role he will continue. Previously, Mr. Hodgson was President of Strategic Analysis Corporation. Prior to that, Mr. Hodgson held senior positions with Canadian financial institutions and U.K. companies since 1979, including Canadian Imperial Bank of Commerce, Canada Permanent Trust Co. Central Guaranty Trust, where he served as President and Chief Executive Officer, Marathon Asset Management Inc., where he served as President, and GlobalNetFinancial.com, where he served as Chief Operating Officer and laterally President and Chief Executive Officer. Mr. Hodgson has resigned from the MID Board to accept his appointment as MEC Chief Executive Officer.

Mr. Frank Stronach, MEC Chairman, stated, "MEC remains committed to its strong vision and leadership position within the horseracing industry. However, at this point in our development, we need to focus on financial and operating discipline at many of our operations. Our entire Board, including Jim McAlpine, strongly supports Tom's appointment as well as the need for improved financial discipline throughout the Company. Tom brings a very strong financial background to MEC and he, together with the other members of the MEC Executive Management Committee, will ensure that MEC maintains that focus. On behalf of the Board of Directors of MEC, I would like to thank Jim for his hard work over the past several years in launching MEC and helping to position it for the next stage in its development. We look forward to Jim continuing to contribute to MEC in his new role."

Mr. Hodgson stated, "Over the past several years, MEC acquired and developed the racing content and technology necessary to become a truly global player in the pari-mutuel industry. In order to ensure that MEC remains well-positioned to capitalize on industry opportunities, including alternative gaming and international opportunities, we need to operate with financial discipline. With the superb team of people on the Executive Management Committee, in senior management and throughout the Company's operations, MEC is ready for the next stage of its development. I feel privileged to work with this outstanding group of people as together we guide MEC to a successful future."

Jim McAlpine commented, "Over the past five years, MEC people have worked diligently to make MEC the company that it is today, a company filled with opportunity. I have enjoyed leading this dynamic group and look forward to making a continuing contribution by supporting Frank, Tom and the Executive Management Committee to see MEC achieve its full potential."

MEC, North America's number one owner and operator of horse racetracks, based on revenue, acquires, develops and operates horse racetracks and related pari-mutuel wagering operations, including off-track betting facilities. Additionally, MEC owns and operates XpressBet®, a national Internet and telephone account wagering system, and HorseRacing TV™, a 24-hour horse racing television network.

MEC will hold a conference call on Thursday, March 10, 2005 at 10:00 a.m. New York Time, to discuss recent developments including the March 8th gaming referendum in Florida. The number to use for this call is 1-800-640-7112. Please call 10 minutes prior to the start of the conference call. The dial-in number for overseas callers is 415-537-1960. MEC will also webcast the conference call at www.magnaentertainment.com.

The conference call will be chaired by Thomas Hodgson, Chief Executive Officer. If you have any teleconferencing questions, please call Karen Richardson at 905-726-7465.

For anyone unable to listen to the scheduled call, the rebroadcast number will be 1-800-558-5253 (reservation #21234907). For overseas callers, please call 1-416-626-4100 (reservation #21234907). The replay of the webcast will also be available on www.magnaentertainment.com.

For more information contact:

Blake Tohana
Executive Vice-President
and Chief Financial Officer
Magna Entertainment Corp.
337 Magna Drive
Aurora, ON L4G 7K1
Tel: 905-726-7493